Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated June 25, 2009

Dynamic Credit Partners, LLC

1500 Broadway

New York, NY 10036

Ladies and Gentlemen:

Each of the sellers listed in Exhibit A hereto (each, a “Seller,” and collectively, the “Sellers”) owns the securities listed opposite their respective name in Exhibit A hereto (the “Securities”). The Sellers propose to sell to Dynamic Credit Partners LLC (the “Purchaser”) all of the Securities free and clear of any liens, and the Purchaser proposes to buy the Securities, pursuant to the terms and conditions set forth in this Securities Purchase Agreement (this “Agreement”). The Securities have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). No party has any obligation to register any Securities under the 1933 Act and will not do so.

1. Representations and Warranties of the Sellers. Each Seller represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date:

(a) The Seller has been duly formed and is validly existing under the laws of its jurisdiction of organization and is in good standing under the laws of such jurisdiction, with authority to enter into and perform its obligations under this Agreement.

(b) There are no legal or governmental proceedings pending or, to its knowledge, threatened to which it is a party that would have a material adverse effect on its power or ability to perform its obligations under this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding instrument enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party, by which it is bound or to which any of the Seller’s properties or assets is subject, which breach or violation would have a material adverse effect on its power or ability to perform its obligations under this Agreement; provided, however, that the Purchaser complies with any applicable contract, document or instrument controlling the transfer of the respective Securities; nor will such actions result in any violation of the provisions of the Seller’s certificate of incorporation or by-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of Seller’s properties or assets, which breach or violation would have a material adverse effect on the Seller’s power or ability to perform its obligations under this Agreement.

(e) Immediately prior to the sale of the Securities to the Purchaser pursuant to this Agreement, the Seller (i) is the sole owner of the Securities set forth opposite such Seller’s name on Exhibit A and such Securities are owned by such Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) and (ii) has not made an assignment to any person of any of its right or title in the Securities that will remain in effect on the Closing Date. Upon delivery to the Purchaser or its agent of the Securities, the Purchaser will have good title to the Securities, free and clear of any Liens.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that, as of the date hereof and as of the Closing Date:

(a) The Purchaser has been duly organized and validly exists in good standing under the laws of Delaware with the authority to enter into and perform its obligations under this Agreement. The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, (ii) a “qualified institutional buyer” as defined in Rule 144A promulgated under the 1933 Act and (iii) a “qualified purchaser” as defined in Sections 3(c)(7) and 2(a)(51) and the related rules of the Investment Company Act of 1940. The Purchaser makes the transferee representations set forth in Section 2.4(c) of each of the indentures related to the Securities. The Purchaser is not (and for so long as it holds any preferred shares included in the Securities, will not be) and is not acting on behalf of (and for so long as it holds such preferred shares, will not be acting on behalf of) a Benefit Plan Investor or a Controlling Person (as such terms are defined in the preferred share paying agency agreements relating to the Securities (the “PSPA Agreements”)).

(b) There are no legal or governmental proceedings pending or, to the knowledge of the Purchaser, threatened to which the Purchaser is a party that would have a material adverse effect on its power or ability to perform its obligations under this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Sellers, constitutes a legal, valid and binding instrument enforceable against the Purchaser in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party, by which the Purchaser is bound or to which any of the properties or assets of the Purchaser is subject, which breach or violation would have a material adverse effect on its power or ability to perform its obligations under this Agreement; nor will such actions result in any violation of the provisions of the organizational documents of the Purchaser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its properties or assets, which breach or violation would have a material adverse effect its power or ability to perform its obligations under this Agreement.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Sellers agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Securities, upon the Purchaser paying Sellers the purchase price of $10,000 (the “Purchase Price”).

4. Delivery and Payment.

(a) Delivery of and payment for the Securities shall be made at the offices of Purchaser on June 25, 2009, which date and time may be changed by agreement between the Sellers and the Purchaser (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

(b) The Securities shall have the denominations specified on Exhibit A and shall (i) in the case of Securities held through DTC, be delivered through DTC to an account designated by the Purchaser and (ii) in the case of Securities held in physical form, be physically delivered to the Purchaser or its designated representative, accompanied by any appropriate executed Transfer Documents. The Securities identified on Exhibit A with CUSIP number 873314207 in the amounts of $1,410,000 and $500,000 are held in physical form and shall be physically delivered to the Purchaser or its designated representative accompanied by any appropriate executed Transfer Documents as promptly as is reasonably practicable on or after the Closing Date.

(c) Payment of the Purchase Price shall be by wire transfer of immediately available funds to the Sellers, in accordance with the Sellers’ written wiring instructions.

(d) The parties agree that the transfer of the Securities from the Sellers to the Purchaser shall be effective as of the Closing Date.

5. Resale of Securities.

(a) The Purchaser understands that the Securities have not been registered under the 1933 Act, and agrees that it will not sell or otherwise transfer the Securities or any interest therein unless such sale or transfer is (i) made pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws and (ii) in compliance with any applicable contract, document or instrument controlling the transfer of the respective Securities.

(b) The Purchaser understands that the Securities are subject to various limitations on transferability and that the Purchaser may have to hold the Securities for an indefinite period.

(c) The Purchaser understands that there are no contracts, agreements or understandings granting Purchaser the right to require the Sellers, the issuer of the Securities or any other person to file a registration statement under the 1933 Act with respect to the Securities.

6. Conditions to the Obligation of the Purchaser. The obligation of the Purchaser hereunder to purchase the Securities shall be subject to (a) the accuracy of the representations and warranties on the part of the Sellers contained herein, (b) the performance by the Sellers of their respective obligations hereunder, (c) on the Closing Date, payment by the Sellers of the Due Diligence Fee (defined below) in accordance with Section 11, (d) delivery of the Securities in accordance with Section 4, (e) execution and delivery (to the extent required) by the Sellers of all transfer instruments and documents required pursuant to the terms of the Securities and related indentures, agreements and governing documents, including, without limitation, any certifications required under the terms of the PSPA Agreements relating to the Securities (collectively, the “Transfer Documents”).

7. Conditions to the Obligation of the Sellers. The obligation of the Sellers hereunder to sell the Securities to the Purchaser will be subject to (a) the accuracy of the representations and warranties on the part of the Purchaser contained herein, (b) the performance by the Purchaser of its obligations hereunder, (c) on the Closing Date, payment by the Purchaser to the Sellers of the Purchase Price, and (d) execution and delivery (to the extent required) by the Purchaser of the Transfer Documents.

8. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Sellers and the Purchaser.

9. Further Assurances. The Sellers and the Purchaser shall each execute and deliver to the other all other instruments that may reasonably requested by the other in order to more fully effect the sale of the Securities to the Purchaser.

10. Limited Recourse. The Purchaser hereby acknowledges and agrees that (i) it is a sophisticated purchaser capable of analyzing the risk of purchasing the Securities and that, subsequent to the consummation of the transaction contemplated hereby, the Purchaser will bear all of the risks of ownership of the Securities, (ii) after the Closing Date, the Purchaser will have no recourse to the Sellers, their respective affiliates, stockholders, directors, agents, or employees except for recourse to the Sellers for loss or damage arising as a result of or related to any breach or alleged breach by the Sellers of any of its representations, warranties and covenants set forth in this Agreement and (iii) it has sought independent legal or tax advice with respect to this Agreement and the transactions related hereto to the extent it deems necessary or advisable, and that it is in no respect relying on any other party to this Agreement for legal or tax advice or counsel. Sellers hereby acknowledge and agree that, after the Closing Date, it will have no recourse to the Purchaser, its affiliates and its and their respective stockholders, directors, agents, or employees except for recourse to the Purchaser for loss or damage arising as a result of or related to any breach or alleged breach by the Purchaser of any of its representations, warranties and covenants set forth in this Agreement.

11. Expenses. Sellers represent and warrant to the Purchaser that the ordinary course expenses incident to the operation and administration of the issuers of the Securities, including, but not limited to, trustee, transfer agent, paying agent, rating agency fees, are payable from the assets of the respective issuers and that such expenses are not the obligations of an owner of the Securities solely as a result of such ownership. On the Closing Date, Sellers agree to pay a due diligence fee of $45,000 (the “Due Diligence Fee”) payable to Dynamic Credit Management, LLC (“DCM”) for its work in connection with the sale of the Securities. Payment of the Due Diligence Fee shall be by wire transfer of immediately available funds to DCM, in accordance with DCM’s written wiring instructions. Except as otherwise provided in this Agreement, each of the Sellers, the Purchaser and DCM shall pay their own expenses incident to the performance of its respective obligations under this Agreement.

12. Survival. The respective agreements, representations, warranties and other statements of the Sellers or the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, and will survive delivery of and payment for the Securities and any termination of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or sent by facsimile and confirmed to it at Dynamic Credit Partners LLC, 1500 Broadway, Suite 1107 New York, NY 10036, Attention: James Finkel, (facsimile number: 212-319-9206); or, if sent to the Sellers, will be mailed, delivered or sent by facsimile and confirmed to it at Taberna Realty Finance Trust and Taberna Equity Funding, Ltd., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 Attention: Raphael Licht, Esq. (facsimile number: 215-243-9039).

14. Publicity. Each of the Sellers and the Purchaser will not divulge, without the other party’s prior written consent, the existence of this Agreement, the Securities or the business relationship between the Sellers and the Purchaser; provided that the Sellers and the Purchaser may make such disclosure to its attorneys and accountants and in any report or as otherwise required by law or by its regulators and provided further that RAIT Financial Trust, the parent of the Sellers, may make any disclosures it deems necessary or advisable under the securities laws.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

16. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Sellers and the Purchaser.

Very truly yours,

SELLERS:

TABERNA REALTY FINANCE TRUST

By:	/s/ Raphael Licht
Name:	Raphael Licht
Title:	Chief Administrative Officer

TABERNA EQUITY FUNDING, LTD.

By:	/s/ Raphael Licht
Name:	Raphael Licht
Title:	Director

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DYNAMIC CREDIT PARTNERS, LLC

By:	/s/ James Finkel
Name:	James Finkel
Title:	CEO/Managing Member

DYNAMIC CREDIT MANAGEMENT, LLC

By:	/s/ James Finkel
Name:	James Finkel
Title:	CEO/Managing Member

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Exhibit A

RAIT Financial Trust

Taberna CDO Sale to Dynamic

Exhibit A enhanced

Seller	Issuer Description	CUSIP	Reg S/144A	DTC/Physical	Amount SOLD to Dynamic	Physical Security Name

TRFT	TBRNA 2005-3A CL E (BB’s)	87330WAK3	144A	DTC	23,000,000	N/A

TRFT	Taberna Preferred Funding III	87330Q209	144A	DTC	30,300	N/A

TRFT	TBRNA 2005-4A CL E (BB’s)	87330XAA3	144A	DTC	24,375,000	N/A

TRFT	Taberna Preferred Funding IV	87330X204	144A	DTC	26,000	N/A

TEF	TBRNA 2006-6A CL F1 (BB’s)	87331AAL8	144A	DTC	3,500,000	N/A

TEF	Taberna Preferred Funding VI	87331E205	144A	DTC	30,000	N/A

TEF	TBRNA 2006-7A CL B2L (BB’s)	873314AA6	144A	DTC	21,000,000	N/A

TEF	Taberna Preferred Funding VII	873314207	144A	Physical	28,840,000	TRFT

TEF	Taberna Preferred Funding VII	873314207	144A	Physical	1,410,000	Bear Stearns

TEF	Taberna Preferred Funding VII	873314207	144A	Physical	500,000	Chartwell Dividend & Income Fund

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